UACSC 97-B
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 06/30/97

PRINCIPAL BALANCE RECONCILIATION                                          D O L L A R S                                    NUMBERS
                                                    CLASS A-1        CLASS A-2        CLASS A-3       TOTAL CLASS A's
                                                   --------------    --------------   -------------      --------------     ------
Original Principal Balance                         171,750,000.00    105,500,000.00   18,508,115.97      295,758,115.97     23,132
Beginning Period Principal Balance                 171,750,000.00    105,500,000.00   18,508,115.97      295,758,115.97     23,132
Principal Collections - Scheduled Payments           3,731,799.05              0.00            0.00        3,731,799.05          0
Principal Collections - Payoffs                      6,633,590.27              0.00            0.00        6,633,590.27        578
Principal Withdrawal from Payahead                           0.00              0.00            0.00                0.00          0
Gross Principal Charge Offs                              8,025.49              0.00            0.00            8,025.49          1
Repurchases                                             15,037.69              0.00            0.00           15,037.69          1
Ending Balance                                     161,361,547.50    105,500,000.00   18,508,115.97      285,369,663.47     22,552
                                                   ==============    ==============   =============      ==============     ======

Certificate Factor                                      0.9395141         1.0000000       1.0000000           0.9648752
Pass Through Rate                                           6.370%            6.700%          6.790%              6.514%

CASH FLOW RECONCILIATION

Principal Wired                                                                                           10,390,682.19
Interest Wired                                                                                             2,010,540.14
Withdrawal from Payahead Account                                                                                   0.00
Repurchases (Principal and Interest)                                                                          15,356.19
Charge Off Recoveries                                                                                              7.10
Interest Advances                                                                                             11,951.45
Certificate Account Interest Earned                                                                           20,464.11
Spread Account Withdrawal                                                                                          0.00
Class A Surety Bond Draw for Class I Interest                                                                      0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                                         0.00

Total Cash Flow                                                                                           12,449,001.18
                                                                                                         ==============

TRUSTEE DISTRIBUTION  (07/09/97)

Total Cash Flow                                                                                           12,449,001.18
Unrecovered Advances on Defaulted Receivables                                                                      0.00
Servicing Fee (Due and Unpaid)                                                                                     0.00
Interest to Class A-1 Certificateholders                                                                     577,413.96
Interest to Class A-2 Certificateholders                                                                     373,059.72
Interest to Class A-3 Certificateholders                                                                      66,325.89
Interest to Class I Certificateholders                                                                       232,293.53
Principal to Class A-1 Certificateholders                                                                 10,388,452.50
Principal to Class A-2 Certificateholders                                                                          0.00
Principal to Class A-3 Certificateholders                                                                          0.00
Surety Bond Premium                                                                                           36,418.99
Interest Advance Recoveries from Payments                                                                          0.00
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                     0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or Interest                                                                        0.00
Deposit to Payahead                                                                                           31,018.41
Certificate Account Interest to Servicer                                                                      20,464.11
Payahead Account Interest to Servicer                                                                              0.00
Excess                                                                                                       723,554.07

Net Cash                                                                                                           0.00
                                                                                                         ==============

Monthly Servicing Fee and the Spread Amount                                                                1,792,196.49
                                                                                                         ==============

Servicing Fee Retained from Interest Collections                                                             156,094.56


SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                   0.00
Beginning Balance                                                                                                  0.00
Trustee Distribution of Excess                                                                               723,554.07
Interest Earned                                                                                                    0.00
Spread Account Draws                                                                                               0.00
Reimbursement for Prior Spread Account Draws                                                                       0.00
Distribution of Funds to Servicer                                                                                  0.00
Ending Balance                                                                                               723,554.07
                                                                                                         ==============

Required Balance                                                                                           3,696,976.45

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                                                          14,787,905.80
Beginning Balance                                                                                         14,787,905.80
Reduction Due to Spread Account                                                                             (723,554.07)
Reduction Due to Principal Reduction                                                                        (519,422.63)
Ending Balance                                                                                            13,544,929.10
                                                                                                         ==============

First Loss Protection Required Amount                                                                     13,544,929.10
First Loss Protection Fee %                                                                                        2.00%
First Loss Protection Fee                                                                                     23,073.40

SURETY BOND  RECONCILIATION

Original Balance                                                                                         295,758,115.97
Beginning Balance                                                                                        295,758,115.97
Draws                                                                                                              0.00
Reimbursement of Prior Draws                                                                                       0.00

Ending Balance                                                                                           295,758,115.97
                                                                                                         ==============
Adjusted Ending Balance Based
     Upon Required Balance                                                                               285,611,911.45
                                                                                                         ==============
Required Balance                                                                                         285,611,911.45

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                                  0.00
Deposit                                                                                                       31,018.41
Payahead Interest                                                                                                  0.00
Withdrawal                                                                                                         0.00
Ending Balance                                                                                                31,018.41
                                                                                                         ==============